Exhibit 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE COMMENTS ON PROPOSED 2012 MEDICARE PAYMENT

RATES FOR SKILLED NURSING FACILITIES

LOUISVILLE, Ky. (April 29, 2011) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today issued a response to the proposed rule issued late yesterday by the Centers for Medicare and Medicaid Services (“CMS”) regarding Medicare payment rates for skilled nursing facilities for fiscal year 2012.

“Kindred shares CMS’s goal that Medicare rates should support quality care for increasingly medically complex patients who also require intensive rehabilitation services in order to reduce lengths of stay, return patients home more quickly and reduce rehospitalizations,” said Paul J. Diaz, President and Chief Executive Officer of the Company. “The proposed rule offers two alternatives for a potential parity adjustment, one of which recognizes that three months’ worth of data may be insufficient to arrive at an accurate calculation of rates. Kindred strongly agrees with this approach and urges CMS to ensure that adequate data exists before arriving at definitive conclusions.”

“Specifically, Kindred has experienced a 4.2% decline in Medicare average length of stay from 2008-2010 and a 2.4% decline in the first quarter of 2011 compared to the same period last year. This not only validates our value proposition of transitioning patients home sooner, but also is relevant to an assessment of the extent of a parity adjustment since Medicare saves money with fewer patient days,” continued Mr. Diaz. “Accurate data is also necessary before developing a rational policy for group therapy. While it is appropriate for CMS to examine whether the use of group therapy is a factor in arriving at accurate rates, Kindred’s data shows that only 11% of therapy hours are attributable to group therapy and by far individual therapy is the most common treatment modality at approximately 88%. Accordingly, we look forward to working with CMS and Congress to ensure that adequate and appropriate payment rates for the sector are based upon sufficient data analysis and enable us all to fulfill our collective goal of providing quality post-acute care for patients in the most cost-effective setting.”

Mr. Diaz commented further: “We remain committed to our core strategy of becoming the premier provider of diversified post-acute services and we continue to be enthusiastic about strengthening and expanding our service offerings through our announced acquisition of RehabCare Group, Inc. (“RehabCare”) (NYSE:RHB). As previously announced, we expect that transaction to close by June 30, 2011.”

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

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680 South Fourth Street        Louisville, Kentucky 40202

502.596.7300        www.kindredhealthcare.com

Kindred Healthcare Comments on Proposed 2012 Medicare Payment Rates for Skilled Nursing Facilities

April 29, 2011

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to integrate the operations of the acquired hospitals and rehabilitation services operations and realize the anticipated revenues, economies of scale, cost synergies and productivity gains in connection with the RehabCare acquisition and any other acquisitions that may be undertaken during 2011, as and when planned, including the potential for unanticipated issues, expenses and liabilities associated with those acquisitions and the risk that RehabCare fails to meet its expected financial and operating targets, (b) the receipt of all required licensure and regulatory approvals and the satisfaction of the closing conditions to the RehabCare acquisition, including approval of the pending transaction by the stockholders of the respective companies, and the Company’s ability to complete the required financing as contemplated by the commitment letter, (c) the potential for diversion of management time and resources in seeking to complete the RehabCare acquisition and integrate its operations, (d) the potential failure to retain key employees of RehabCare, (e) the impact of the Company’s significantly increased levels of indebtedness as a result of the RehabCare acquisition on the Company’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, particularly in light of ongoing volatility in the credit and capital markets, (f) the potential for dilution to the Company’s stockholders as a result of the RehabCare acquisition, (g) the impact of pending or future litigation relating to the RehabCare acquisition, (h) the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors. Healthcare reform will impact each of the Company’s businesses in some manner. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (i) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for long-term acute care (“LTAC”) hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for nursing centers, and the expiration of the Medicare Part B therapy cap exception process, (j) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (k) the Company’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, (l) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007 (the “SCHIP Extension Act”), including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the moratorium on future hospital development, (m) the impact of the expiration of several moratoriums under the SCHIP Extension Act which could impact the short stay rules, the budget neutrality adjustment as well as implement the policy known as the “25 Percent Rule,” which would limit certain patient admissions, (n) failure of the Company’s facilities to meet applicable licensure and certification requirements, (o) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (p) the Company’s ability to meet its rental and debt service obligations, (q) the Company’s

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Kindred Healthcare Comments on Proposed 2012 Medicare Payment Rates for Skilled Nursing Facilities

April 29, 2011

ability to operate pursuant to the terms of its debt obligations, including the Company’s obligations under financings undertaken to complete the RehabCare acquisition, and the Company’s ability to operate pursuant to its master lease agreements with Ventas, Inc. (NYSE:VTR), (r) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (s) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (t) the Company’s ability to control costs, particularly labor and employee benefit costs, (u) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (v) the Company’s ability to attract and retain key executives and other healthcare personnel, (w) the increase in the costs of defending and insuring against alleged professional liability and other claims and the ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (x) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (y) the Company’s ability to successfully dispose of unprofitable facilities, (z) events or circumstances which could result in the impairment of an asset or other charges, (aa) changes in generally accepted accounting principles or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (ab) the Company’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Additional Information About the RehabCare Transaction

In connection with the pending transaction with RehabCare, Kindred has filed with the SEC a Registration Statement on Form S-4 (commission file number 333-173050) that includes a joint proxy statement of Kindred and RehabCare that also constitutes a prospectus of Kindred. Kindred and RehabCare will mail the definitive joint proxy statement/prospectus to their respective stockholders after the Registration Statement has been declared effective by the SEC. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PENDING TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (when available) and other related documents filed by Kindred and RehabCare with the SEC at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus (when available) and the other documents filed by Kindred and RehabCare with the SEC may also be obtained for free by accessing Kindred’s website at www. kindredhealthcare.com and clicking on the “Investors” link and then clicking on the link for “SEC Filings” or by accessing RehabCare’s website at www.rehabcare.com and clicking on the “Investor Information” link and then clicking on the link for “SEC Filings”.

Participants in the RehabCare Transaction

Kindred, RehabCare and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from their respective stockholders in favor of the pending transaction. You can find information about Kindred’s executive officers and directors in Kindred’s joint proxy statement/prospectus. You can find information about RehabCare’s executive officers and directors in its definitive proxy statement filed with the SEC on March 23, 2010. You can obtain a free copy of these documents from Kindred or RehabCare, respectively, using the contact information above.

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Kindred Healthcare Comments on Proposed 2012 Medicare Payment Rates for Skilled Nursing Facilities

April 29, 2011

About Kindred Healthcare

Kindred Healthcare, Inc., a top-200 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of over $4.3 billion and approximately 56,700 employees in 40 states. At March 31, 2011, Kindred through its subsidiaries provided healthcare services in 706 locations, including 89 long-term acute care hospitals, 224 nursing and rehabilitation centers and a contract rehabilitation services business, Peoplefirst rehabilitation services, which served 393 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for three years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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